UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2025

VEECO INSTRUMENTS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-16244 (Commission File Number)	11-2989601 (IRS Employer Identification No.)

Terminal Drive, Plainview, New York 11803

(Address of principal executive offices)

(516) 677-0200

 (Registrant’s telephone number, including area code)

Not applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VECO	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Fourth Amendment to Loan and Security Agreement

On June 16, 2025, Veeco Instruments Inc. (the “Company”) entered into a Fourth Amendment (the “Fourth Amendment”) to the Loan and Security Agreement, dated as of December 16, 2021, among the Company, as borrower, HSBC Bank USA, National Association, as administrative agent and collateral agent, and HSBC Bank USA, National Association, Barclays Bank PLC, Santander Bank, N.A. and Citibank, N.A. as Joint Lead Arrangers and Joint Bookrunners and the lenders from time to time party thereto (as amended by that certain First Amendment to Loan and Security Agreement, dated as of May 19, 2023, that certain Second Amendment to Loan and Security Agreement, dated as of March 22, 2024, and that certain Third Amendment to the Loan and Security Agreement, dated as of August 2, 2024, collectively, the “Loan and Security Agreement”). The Fourth Amendment provides for, among other things, (i) an increase to the maximum aggregate principal amount of the senior secured revolving credit facility by $25,000,000 to $250,000,000, (ii) the extension of the termination date from December 16, 2026 to June 16, 2030, subject to a springing maturity date of March 2, 2029 upon the occurrence of certain liquidity events described in the Fourth Amendment, (iii) a decrease in the applicable margin (a) with respect to the alternative base rate, from between 0.50% to 1.25%, to between 0.25% to 1.00%, and (b) with respect to the SOFR rate, from between 1.50% to 2.25% to between 1.25% to 2.00%, (iv) an increase in the maximum aggregate amount of incremental revolving loans from $75,000,000 to $100,000,000, with additional amounts available so long as the Secured Net Leverage Ratio (as defined in the Loan and Security Agreement) does not exceed 2.50 to 1.00, (v) an increase in the maximum Secured Net Leverage Ratio covenant from 2.50 to 1.00 to 3.00 to 1.00 and (vi) certain additional amendments to the covenants intended to provide the Company with greater operational flexibility.

The description of the Fourth Amendment contained herein is qualified in its entirety by reference to the text of the Fourth Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit	Description
10.1†	Fourth Amendment to Loan and Security Agreement, dated as of June 16, 2025, by and among Veeco Instruments Inc., as borrower, the guarantors party thereto, HSBC Bank USA, National Association, as administrative agent and collateral agent, and the lenders from time to time party thereto.

104	Cover Page Interactive Data File (formatted as inline XBRL).

† Portions of the exhibit have been omitted. An unredacted copy of the agreement and a copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 17, 2025	VEECO INSTRUMENTS INC.

	By:	/s/ Kirk Mackey
	Name:	Kirk Mackey
	Title:	Vice President, General Counsel and Secretary